                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ALLIED HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             ALLIED HOLDINGS, INC.
                        160 CLAIREMONT AVENUE, SUITE 200
                             DECATUR, GEORGIA 30030

                              [LOGO INSERTED HERE]


                            NOTICE OF ANNUAL MEETING
                                  MAY 15, 2001

TO THE SHAREHOLDERS OF ALLIED HOLDINGS, INC.:

         The annual meeting of shareholders of Allied Holdings, Inc. (the "Company") will be held at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030 on May 15, 2001 at 10:00 a.m., local time, for the following purposes:

         1.       To elect three directors for terms ending in 2004;

         2. To amend the Company's Employee Stock Purchase Plan (the "ESPP") to increase the number of shares subject to the ESPP by 350,000 shares;

         3. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company to serve for the 2001 fiscal year; and

         4. To take action on whatever other business may properly come before the meeting.

         Only holders of record of common stock at the close of business on March 19, 2001 will be entitled to vote at the meeting. The stock transfer books will not be closed.

                                    By Order of the Board of Directors,



                                    Thomas M. Duffy
                                    Senior Vice President, Secretary and
                                    General Counsel

Decatur, Georgia
April 18, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE BY PROXY PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             ALLIED HOLDINGS, INC.
                        160 CLAIREMONT AVENUE, SUITE 200
                             DECATUR, GEORGIA 30030

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2001

                                PROXY STATEMENT

         This Proxy Statement is furnished to shareholders of Allied Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of the Company to be held on May 15, 2001 at 10:00 a.m., local time, at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030, and any adjournments thereof.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of the Common Stock of the Company. No remuneration will be paid directly or indirectly for the solicitation of proxies.

         An annual report to the shareholders, including financial statements for the year ended December 31, 2000 is enclosed with this Proxy Statement. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about April 18, 2001.

                         VOTING AND OUTSTANDING STOCK

         At the close of business on the record date, March 19, 2001, the Company had outstanding and entitled to vote at the annual meeting 8,186,913 shares of Common Stock. Each share of Common Stock is entitled to one vote. For each proposal to be considered at the annual meeting, the holders of a majority of the outstanding shares of stock entitled to vote on such matter at the meeting, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum. "Broker non-votes" are votes that brokers holding shares of record for their customers (i.e., in "street name") are not permitted to cast under applicable stock exchange regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals and as to which the brokers have advised the Company that they lack voting authority.

         With regard to the election of directors, votes may be cast for the nominees or may be withheld. The election of directors requires the affirmative vote of a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and broker non-votes will have no effect on the election of Directors.

      With regard to the other proposals to be considered at the annual meeting, votes may be cast for or against each of the proposals, or shareholders may abstain from voting on each of the proposals. The approval of each of the proposals requires the affirmative vote of a plurality of the shares represented at the meeting in person or by proxy and entitled to vote on such proposals. Abstentions will have the effect of votes against each of the proposals. Broker non-votes are not entitled to vote on a matter and will have no effect on the outcome of such proposals.

         You may vote in person at the annual meeting or by proxy. Whether or not you expect to be present at the annual meeting, please vote by proxy promptly. To vote by proxy, you may select one of the following options:

         VOTE BY TELEPHONE. You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours-a-day, seven days-a-week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. Proxies granted by telephone using these procedures are valid under Georgia law. You can also consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card.

         VOTE BY INTERNET. You can also choose to vote on the Internet. The web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours-a-day, seven days-a-week. You will be given the opportunity to confirm that your instructions have been properly recorded. Proxies granted over the Internet using these procedures are valid under Georgia law. If you vote on the Internet, you do NOT need to return your proxy card.

         VOTE BY MAIL. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Please do so as soon as possible so that your shares may be represented at the annual meeting. If you wish to view future proxy statements and annual reports on the Internet, check the box provided on the card.

         REVOCATION OF PROXY. If you vote by proxy, you may revoke that proxy at any time before it is voted at the special meeting. You may do this by: (i) voting again by telephone or on the Internet prior to the meeting; (ii) signing another proxy card with a later date and returning it to us prior to the meeting; or (iii) attending the meeting in person and casting a ballot.

         IF YOU SIGN THE PROXY CARD OR SUBMIT YOUR VOTE BY INTERNET OR BY TELEPHONE BUT DO NOT SPECIFY HOW YOU WANT YOUR SHARES TO BE VOTED, YOUR SHARES WILL BE VOTED "FOR" EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND
3. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD AND ACTING THEREUNDER WILL HAVE DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THEIR BEST JUDGMENT.

         1.       ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS

         The Bylaws of the Company provide for the division of the Board into three classes, each class serving for a period of three years. Members of the three classes currently are as follows: (i) Bernard O. De Wulf, Guy W. Rutland, III, and Robert R. Woodson; (ii) Joseph W. Collier, Guy W. Rutland, IV, Berner
F. Wilson, Jr., and Randall E. West; and (iii) David G. Bannister, Robert J. Rutland, and William P. Benton. Pursuant to the Bylaws, the Board of Directors reduced the size of the Board to ten members on February 21, 2001, with such reduced Board size to take effect on the date of the 2001 Annual Meeting. Mr. West has not been nominated for re-election to the Board, and A. Mitchell Poole, Jr. has resigned from the Board. As a result, there will be nine directors serving on the Board following the Annual Meeting, and the Board may fill the tenth position on the Board at any time.

         The directors whose terms will expire at the 2001 annual meeting of shareholders are Joseph W. Collier, Guy W. Rutland, IV, Berner F. Wilson, Jr. and Randall E. West. Messrs. Collier, Rutland and Wilson each has been nominated to stand for reelection as director to hold office until the 2004 annual meeting of shareholders or until his successor is elected and qualified.

         If any nominee is unable to stand for reelection, the Board of Directors may, by resolution, provide for a lesser number of directors, or designate a substitute nominee, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO ELECT THE THREE NOMINEES FOR DIRECTORS LISTED BELOW.

NOMINEES FOR ELECTION TO TERMS EXPIRING 2004 ANNUAL MEETING

JOSEPH W. COLLIER
Director Since 1995
Age 58

Mr. Collier has been the Executive Vice President, Planning and Development of the Company since January 2000. Mr. Collier was President of Allied Automotive Group, Inc. from December 1995 to December 1999. Mr. Collier was Executive Vice President of Marketing and Sales and Senior Vice President of Allied Systems, Ltd. from 1991 to December 1995. Prior to joining the Company in 1979, Mr. Collier served in management positions with Bowman Transportation and also with the Federal Bureau of Investigation.

GUY W. RUTLAND, IV
Director Since 1993
Age 37

Mr. Rutland has been Executive Vice President and Chief Operating Officer of Allied Automotive Group, Inc. since February 2001. Mr. Rutland was Senior Vice President - Operations of Allied Automotive Group from November 1997 to February 2001. Mr. Rutland was Vice President -

Reengineering Core Team of Allied Automotive Group, Inc., from November 1996 to November 1997. From January 1996 to November 1996 Mr. Rutland was Assistant Vice President of the Central and Southeast Region of Operations for Allied Systems, Ltd. From March 1995 to January 1996 Mr. Rutland was Assistant Vice President of the Central Division of Operations for Allied Systems, Ltd. From June 1994 to March 1995, Mr. Rutland was Assistant Vice President of the Eastern Division of Operations for Allied Systems, Ltd. From 1993 to June 1994 Mr. Rutland was assigned to special projects with an assignment in Industrial Relations/Labor Department and from 1988 to 1993, Mr. Rutland was Director of Performance Management.

BERNER F. WILSON, JR.
Director Since 1993
Age 62

Mr. Wilson retired as Vice President and Vice-Chairman of the Company in June 1999. Mr. Wilson was Secretary of the Company from December 1995 to June 1998. Prior to October 1993, Mr. Wilson was an officer or Vice Chairman of several of the Company's subsidiaries. Mr. Wilson joined the Company in 1974 and held various finance, administration, and operations positions.


INCUMBENT DIRECTORS - TERMS EXPIRING 2003 ANNUAL MEETING

DAVID G. BANNISTER
Director Since 1993
Age 45

Mr. Bannister has been a Managing Director of Grotech Capital Group since June 1998. Grotech invests in companies primarily located in the Mid-Atlantic and Southeastern regions of the United States and which are in early, emerging and later stage growth cycles. Mr. Bannister was a Managing Director in the Transportation Group of BT Alex Brown Incorporated and was employed by that firm in various capacities from 1983 to June 1998. Mr. Bannister is also a director of Landstar System, Inc.

WILLIAM P. BENTON
Director Since 1998
Age 77

Mr. Benton has been an Executive Director with Ogilvy & Mather, an advertising agency, since January 1997. Mr. Benton was the Vice Chairman of Wells Rich Greene/BDDP, an advertising agency, from September 1986 to January 1997. Mr. Benton held numerous key executive positions with Ford Motor Company for more than 37 years, including vice president and general manager of the Ford Division and vice president and general manager of the Lincoln-Mercury Division. He was also responsible for the operating companies that comprised the 15 Western European countries during his Ford of Europe assignment. Mr. Benton's last position with Ford was Vice President of

Marketing Worldwide. Mr. Benton is also a Director of Speedway Motor Sports, Inc. and Sonic Automotive, Inc.

ROBERT J. RUTLAND
Director Since 1965
Age 59

Mr. Rutland has been Chairman and Chief Executive Officer of the Company since February 2001, and Chairman of the Company since December 1995. Mr. Rutland served as Chairman and Chief Executive Officer from December 1995 to December 1999 and President and Chief Executive Officer of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chief Executive Officer of each of the Company's subsidiaries. Mr. Rutland is a member of the Board of Directors of Fidelity National Bank, a national banking association.


INCUMBENT DIRECTORS - TERMS EXPIRING 2002 ANNUAL MEETING

BERNARD O. De WULF
Director Since 1993
Age 52

Mr. De Wulf has been Vice Chairman and an Executive Vice President of the Company since October 1993. Prior to such time, Mr. De Wulf was Vice Chairman of each of the Company's subsidiaries. Mr. De Wulf was Vice Chairman of Auto Convoy Co. from 1983 until 1988 when the Company and Auto Convoy Co. became affiliated.

GUY W. RUTLAND, III
Director Since 1964
Age 64

Mr. Rutland was elected Chairman Emeritus in December 1995. Mr. Rutland served as Chairman of the Board of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chairman or Vice Chairman of each of the Company's subsidiaries.

ROBERT R. WOODSON
Director Since 1993
Age 69

Mr. Woodson retired as a member of the Board of Directors of John H. Harland Company in April 1999 and served as its Chairman from October 1995 to April 1997. Mr. Woodson was also the President and Chief Executive Officer of John H. Harland Company prior to October 1995. Mr. Woodson also serves as a director of Haverty Furniture Companies, Inc.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         All directors have served continuously since their first election. Robert J. Rutland and Guy W. Rutland, III are brothers. Guy W. Rutland, IV is the son of Guy W. Rutland, III. The Board of Directors held twelve meetings during 2000. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of committees of which he was a member. The Board of Directors has two standing committees. Certain information regarding the function of the Board's committees, their present membership, and the number of meetings held by each committee during 2000 is presented below.

AUDIT COMMITTEE

         The Audit Committee annually reviews and recommends to the Board of Directors the certified public accounting firm to be engaged as independent auditors of the Company for the next calendar year; reviews the plans and results of the audit engagement with the independent auditors; inquires as to the adequacy of the Company's internal accounting controls; monitors the compliance with material policies and laws, including the Company's code of conduct; considers the other professional services provided by the independent auditors and whether the providing of such services impairs the independence of the auditors; and provides a direct channel of communication to the Board of Directors for the independent accountants and internal auditors.

         The members of our Audit Committee are David G. Bannister, William P. Benton, and Robert R. Woodson. All members of the Audit Committee are "independent" as defined by the listing standards of the New York Stock Exchange. During 2000, the Audit Committee held two meetings.


                         REPORT OF THE AUDIT COMMITTEE

March 22, 2001

To the Board of Directors of Allied Holdings, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

We have discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Arthur Andersen LLP the accountants' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form

10-K for the year ended December 31, 2000 for filing with the SEC.

A copy of the written charter of the Audit Committee as adopted by the Board of Directors of Allied Holdings is attached to this Proxy Statement as Appendix A.

The foregoing report has been furnished by the Audit Committee of Allied Holdings' Board of Directors.


David G. Bannister, Chairman        William P. Benton         Robert R. Woodson


The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

COMPENSATION COMMITTEE

      The Compensation Committee periodically reviews the compensation and other benefits provided to officers of the Company. Pursuant to authority delegated to it by the Board of Directors, the Compensation Committee may establish compensation for the officers of the Company and approve employment agreements with the officers of the Company. The Compensation Committee may also recommend to the Board of Directors changes to the Company's total compensation philosophy. The members of the Compensation Committee are David G. Bannister, Robert R. Woodson and William P. Benton. During 2000, the Compensation Committee held seven meetings.

COMPENSATION OF DIRECTORS

      For the year ended December 31, 2000, each director of the Company who was not also an employee received an annual fee of $20,000 and a fee of $3,000 for each meeting of the Board attended, plus reimbursement of expenses incurred in attending meetings. An additional fee of $3,000 is paid for attending two or more committee meetings held the same day as Board meetings.

                    COMMON STOCK OWNERSHIP BY MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information about beneficial ownership of the Common Stock as of March 19, 2001 by (i) each director and each person named as an executive officer of the Company in the Executive Compensation tables below, and (ii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners of the Common Stock listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                 Number of Shares                Percentage of Shares
Beneficial Owner                               Beneficially Owned(1)               Outstanding(2)
----------------                               ---------------------             -------------------

Robert J. Rutland(3)                               1,105,795                           13.5
Guy W. Rutland, III(4)                               850,718                           10.4
Bernard O. De Wulf(5)                                536,486                            6.6
Guy W. Rutland, IV(6)                                651,936                            8.0
A. Mitchell Poole, Jr(7)                             229,342                            2.8
Berner F. Wilson, Jr.(8)                             121,183                            1.5
Joseph W.  Collier (9)                                83,445                              *
Randall E. West(10)                                   59,666                              *
David G. Bannister(11)                                11,000                              *
Robert R. Woodson(11)                                 11,000                              *
William P. Benton(11)                                  9,000                              *
All executive officers and directors as
     a group(12) (13 persons)                      3,501,414                           42.7

---------
*Less than 1% not applicable

(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same household.
(2) Based on 8,186,913 shares outstanding as of March 19, 2001. Shares underlying outstanding stock options or warrants held by the person indicated and exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.
(3) Includes 18,099 shares owned by his wife as to which he disclaims beneficial ownership and 85,050 shares owned by him under the Restricted Stock Plan. A holder of shares under the Restricted Stock Plan has the power to vote such shares.
(4) Includes 18,099 shares owned by his wife, 67,800 shares owned by a private foundation as to which he disclaims beneficial ownership and 8,167 shares owned by him under the Restricted Stock Plan.
(5) Includes 150,550 shares held in trust for the benefit of his wife and family members and 15,936 shares owned by him under the Restricted Stock Plan.
(6) Includes 647,211 shares held in a limited partnership of which he is directly the beneficiary and 4,725 shares owned by him under the Restricted Stock Plan.
(7) Includes 70,192 shares owned by him under the Restricted Stock Plan. Mr. Poole is no longer an executive officer and has resigned as a director of the Company.

(8) Includes 1,996 shares owned by him under the Restricted Stock Plan and option to acquire 1,667 shares.
(9) Includes 30,695 shares owned by him under the Restricted Stock Plan and options to acquire 50,750 shares.
(10) Includes 30,733 shares owned by him under the Restricted Stock Plan and options to acquire 35,000 shares. Mr. West is no longer an executive officer and has not been nominated for re-election as a director of the Company.
(11)     Includes options to acquire 5,000 shares for each individual.
(12) Includes 31,197 shares issued under the Restricted Stock Plan and options to acquire 24,466 shares.

         The following table sets forth certain information about beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of March 19, 2001, other than directors of the Company.


Name and Address of                                          Number of Shares               Percentage of Shares
Beneficial Owner                                            Beneficially Owned                   Outstanding
-------------------                                         ------------------              --------------------

Beck, Mack and Oliver LLC(1)                                    1,292,889                            15.7
330 Madison Avenue
New York, New York

Dimensional Fund Advisors, Inc.(2)                                559,135                             6.8
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

(1) According to a Schedule 13G dated January 18, 2001, filed on behalf of Beck, Mack and Oliver LLC.
(2) According to a Schedule 13G dated February 1, 2001, filed on behalf of Dimensional Fund Advisors, Inc.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board, which was formed in December 1993, reviews, establishes, administers and monitors the Company's executive compensation plans, policies and programs.

         EXECUTIVE COMPENSATION COMPONENTS. The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value and retain executive talent the Company considers important for its long-term success. The Company's executive compensation is based on the following three principal components, each of which is intended to support the overall compensation philosophy.

         Incentive Compensation. Since 1997, incentive compensation for the named executive officers has been paid in accordance with the formalized approach to measuring value creation through the economic value added, or EVA, framework under the Company's EVA Based Incentive Plan (the "Incentive Plan"). The Company, together with Stern Stewart & Co., the financial advisory firm that pioneered the EVA framework, undertook a five-month project during 1996 to create and install an EVA based performance measurement and incentive compensation system. The proprietary EVA financial measure is defined as net operating profits after tax ("NOPAT"), less a capital charge for the average operating capital employed. NOPAT is a measure of operating results which differs from normal accounting profit due to the adjustment for certain non-economic charges. The Company believes that EVA more accurately measures shareholder value created than traditional performance measures such as return on assets, earnings per share and return on equity.

         The Incentive Plan's objectives are to focus on (i) creating shareholder value and rewarding participants significantly when NOPAT targets are achieved, and (ii) sustaining continuous performance improvement. EVA provides a framework that enables management to make decisions designed to build long-term value for the Company and its shareholders rather than focus on short-term results. Under the Incentive Plan, incentive compensation is directly linked to changes in EVA. EVA is measured for each of the Company's major operating units and rewards participants for increases in EVA and penalizes such employees for any decreases in EVA.

         Management employees designated as participants by the Chairman and the Chief Executive Officer of the Company and approved by the Compensation Committee are eligible to participate in the Incentive Plan. Target bonus amounts are determined for each participant by the Chairman and the Chief Executive Officer and approved by the Compensation Committee. A participant's target bonus is either based solely on the performance of the Company on a consolidated basis or on the performance of a subsidiary or a business unit and the Company. For example, a target bonus might be based 75% on a business unit or a subsidiary and 25% on the Company's consolidated results.

         Annually, an actual bonus is declared for each participant based on the comparison of the change in EVA to the expected change in EVA. If the change in EVA is exactly equal to the expected change in EVA, the actual bonus will equal the target bonus. The actual bonus for any calendar year will be higher than the target bonus if the change in EVA is higher than the expected change in EVA and lower if the change in EVA is lower than the expected change in EVA. Such adjustment shall be established by the Compensation Committee in its sole discretion.

         The actual bonus declared for each participant with respect to any calendar year will be allocated to the participants' bonus bank, within 30 days after the amount of the actual bonus for such year is determined. If, after the allocation with respect to any calendar year, the balance in the participant's bonus bank is less than or equal to the participant's target bonus for such year, the entire amount in the bonus bank will be paid as soon as practicable but in no event later than 15 days following such allocation. If the balance in the bonus bank is greater than the target bonus, the participant will be paid the target bonus plus one-third of the remainder of the bonus bank balance. Amounts remaining in the bonus bank are carried forward to future years. Negative bonuses may be declared if the change in EVA for any calendar year is significantly below the expected change in EVA for such year and negative bonuses declared will be subtracted from the bonus bank.

         The Company used EVA as the measure to determine incentive compensation for senior management in 2000. No Incentive Plan bonus was allocated or paid to any of the executive officers in 2000 other than Randall E. West who received a payment from his bonus bank. Mr. West had a bonus bank balance as a result of the performance of the Axis Group, Inc., a subsidiary of the Company whose performance exceeded target expectations in 1999. Mr. West was President of Axis in 1999.

         Base Salary. Base salary amounts for each of the named executive officers are specified in their employment agreements. The Committee believes these base salary amounts are competitive with those paid to executives of other leading companies engaged in the transportation and trucking industry.

         Stock Compensation. Executive officers are eligible to receive annual grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares under the Company's Long Term Incentive Plan (the "LTI Plan"). During 2000, the Compensation Committee awarded shares of restricted stock and stock options to various officers, including the named executive officers, pursuant to the LTI Plan. Annually, the Compensation Committee establishes a dollar value of the restricted stock to be awarded to certain of the Company's officers. This dollar value is divided by the Company's stock price on the date the restricted stock award is actually granted by the Compensation Committee to determine the number of shares of restricted stock such officers receive. The Compensation Committee believes that restricted stock awards and stock options assist the Company in the long-term retention of its executives and serve to align the interests of the executives with the shareholders by increasing their ownership stake in the Company.

         CEO COMPENSATION. The Compensation Committee believes that A. Mitchell's Poole, Jr.'s compensation as Chief Executive Officer for the year ended December 31, 2000 was appropriately related to short and long term performance. Mr. Poole's base salary in 2000 was $502,550 as provided by his employment agreement. Mr. Poole was not paid a bonus for the year ended December 31, 2000. The Compensation Committee believes that the base salary and benefits provided by Mr. Poole's employment agreement and the restricted stock award under the LTI Plan provide for appropriate compensation to Mr. Poole based upon the measures described above for determining executive officer compensation. The Compensation Committee considers the compensation received by Mr. Poole for 2000 to have been comparable to chief executive officers of other leading companies engaged in the transportation and trucking industry.

William P. Benton, Chairman       David G. Bannister         Robert R. Woodson

                          EXECUTIVE COMPENSATION TABLE

Remuneration paid in 2000, 1999 and 1998 to the following named executive officers and the principal positions of such individuals at December 31, 2000 is set forth on the following table:

                             LONG-TERM COMPENSATION


                                                                                                    Securities
                                                                                      Restricted    Underlying
Name and                                                            Other Annual        Stock       Options/SAR     All Other
Principal Position              Year      Salary(1)      Bonus     Compensation(2)     Awards(3)     Awards(4)    Compensation(5)
------------------              ----      ---------      -----     ---------------    ----------    -----------   ---------------

Robert J. Rutland               2000      $403,400            --      $164,342         $152,603           --        $155,996
  Chairman                      1999       521,000            --        38,217          323,495           --         127,077
                                1998       500,000      $149,625        29,028          231,840        3,938         197,466

Bernard O. De Wulf              2000       374,515            --        54,431           57,150       10,000         140,093
  Vice Chairman and             1999       356,681            --         6,251           66,441           --         132,975
  Executive Vice President      1998       341,270        54,732            --           47,337        1,438         133,881

A. Mitchell Poole, Jr.(6)       2000       502,550            --       190,499          203,476           --          55,615
  Vice Chairman and Chief       1999       416,800            --        28,221          181,154           --          54,700
  Executive Officer             1998       400,000       119,700        23,230          129,835        3,150          55,592

Randall E. West(7)              2000       419,400        34,638       132,066          152,361           --          16,389
  President and Chief           1999       252,164       196,169         7,730           78,286       80,163          18,486
  Operating Officer             1998       242,000        67,247            --           56,106        1,769          19,201

Joseph W. Collier               2000       321,994            --        66,981           64,880           --          17,796
  Executive Vice President      1999       312,600            --        14,745           97,046           --          18,486
  Planning and Development      1998       300,000        97,352        11,615           69,546        2,562          19,201

(1) Includes amounts contributed by such executive officers to the Company's 401(k) plan.
(2) Represents amounts paid to the named executives for reimbursement of income tax liabilities incurred due to the issuance of restricted stock awards. Also includes $1,000 matching contribution made by the Company to each individual in connection with the 401(k) plan.
(3) For 2000, represents dollar value of awards granted based on the closing market price of $7.125 on January 3, 2000, the date of grant. The shares granted January 3, 2000 are as follows: 21,418 to Mr. Rutland; 8,021 to Mr. De Wulf; 28,558 to Mr. Poole; 21,384 to Mr. West; and 9,106 to Mr. Collier. Under the Restricted Stock Plan, restrictions lapse over a five year period, 20% per year, commencing on the first anniversary of the date of grant. The aggregate restricted stock holdings at the end of 2000 for Mr. Rutland were 85,050 shares (value at December 31, 2000 equaled $233,888); for Mr. De Wulf, 15,936 shares (value at December 31, 2000 equaled $43,824); for Mr. Poole, 70,192 shares (value at December 31, 2000 equaled $193,028); for Mr. Collier, 30,695 shares (value at December 31, 2000 equaled $84,411); and for Mr. West, 30,733 shares (value at December 31, 2000 equaled $84,516). Holders of restricted stock will be entitled to receive any dividends that may be paid by the Company on such restricted stock.
(4)      For Mr. De Wulf, represents 10,000 shares subject to options.
(5) Amounts in this column represent the imputed cost to the Company of the premiums paid on "split dollar" insurance agreements with the named executive officers based on an interest-free loan basis.

         Upon termination of each split dollar agreement for any reason, the Company will receive back the aggregate of the premiums paid by it. The amounts reported are required by the Securities and Exchange Commission's rules; however, the amounts exceed the taxable compensation recognized by the named executive officers in regard to the split dollar payments. The taxable compensation recognized by the named executive officers in 2000 as a result of payments made pursuant to the split dollar agreements is: $18,078 for Mr. Rutland; $10,820 for Mr. De Wulf; $2,087 for Mr. Poole; $1,263 for Mr. Collier; and $816 for Mr. West.
(6)      Mr. Poole is no longer an executive officer of the Company.
(7)      Mr. West is no longer an executive officer of the Company.

The following table sets forth information regarding the grant of stock options to each of the named executive officers during 2000 and the value of such options held by each such person as of December 31, 2000.

                       OPTION GRANTS FOR LAST FISCAL YEAR


                                                                                                    Potential Realizable Value at
                                       INDIVIDUAL GRANTS                                            Assumed Annual Rates of Stock
                                 -------------------------------                                    Price Appreciation for Option
                                                  % of Total                                              Term (10 Years)*
                                  Number of         Options                                             5%               10%
                                 Securities        Granted to           Exercise                     ---------        ---------
                                 Underlying       Employees in            Price      Expiration      Aggregate        Aggregate
       Name                      Options(1)       Fiscal Year         ($/Share)(1)      Date            Value            Value
  ----------------------         ----------       -------------       ------------   ----------      ---------        ---------
  Robert J. Rutland                   --               --                 --               --               --                --

  Bernard O. De Wulf              10,000             13.3              8.625          2/23/10          $54,250          $137,450

  A. Mitchell Poole, Jr               --               --                 --               --               --                --

  Joseph W. Collier                   --               --                 --               --               --                --

  Randall E. West                     --               --                 --               --               --                --

*The dollar gains under these columns result from calculations assuming 5% and 10% growth rates from the closing price of the Company's Common Stock on the date of grant, as prescribed by the Securities and Exchange Commission, and are not intended to forecast future price appreciation of the Common Stock.

(1) Represents 10,000 shares subject to an option granted in 2000. Mr. De Wulf's option vests over 3 years at a rate of 33% per year.

         The following table sets forth as to each of the named executive officers (i) the number of shares of Common Stock acquired pursuant to options exercised and the number of shares underlying stock appreciation rights exercised during 2000, (ii) the aggregate dollar value realized upon the exercise of such options and stock appreciation rights, (iii) the total number of shares underlying exercisable and non-exercisable stock options and stock appreciation rights held on December 31, 2000 and (iv) the aggregate dollar value of in-the-money unexercised options and stock appreciation rights on December 31, 2000.


          AGGREGATED OPTION/SAR EXERCISES DURING LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES


                             Number of                          Number of Shares Underlying           Value of Unexercised
                          Shares Acquired                        Unexercised Options/SARs         In-the-Money Options/SARs at
                              Upon             Value               at Fiscal Year End                  Fiscal Year End(1)
                            Exercise of      Realized Upon    -------------------------------    --------------------------------
     Name                     Option           Exercise       Exercisable       Unexercisable    Exercisable        Unexercisable
     ----                 --------------     -------------    -----------       -------------    -----------        -------------
Robert J. Rutland               --                --            --/8,011          --/3,938           --/--           --/--

Bernard O. De Wulf              --                --            --/3,205        10,000/1,438         --/--           --/--

A. Mitchell Poole, Jr.          --                --            --/5,280          --/3,150           --/--           --/--

Joseph W. Collier               --                --          50,750/3,139        --/2,562           --/--           --/--

Randall E. West                 --                --          35,000/1,101      50,000/6,932         --/--           --/--

(1) In accordance with the Securities and Exchange Commission's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $2.75, the closing price of the Common Stock price reported on The New York Stock Exchange on December 31, 2000. No value is assigned to the options or stock appreciation rights because the exercise price for the options and stock appreciation rights is in excess of the fair market value of the underlying Common Stock on December 31, 2000.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         Robert Rutland has entered into an employment agreement with the Company for a five year term ending in February 2005. Messrs. De Wulf and Collier have entered into employment agreements ending in January 2002. These agreements provide for compensation to the officers in the form of annual base salaries, plus percentage annual increases in subsequent years based upon either the Consumer Price Index, or such amount established by the Compensation Committee.

         Each of the employment agreements also provides that the officers will receive severance benefits if: (i) the Company terminates the officer's employment other than for cause or elects not to extend the officer's employment beyond any initial or renewal term of the agreement, (ii) the officer terminates his employment with the Company as a result of a material change in the duties or responsibilities of the officer or a failure to be elected or appointed to the position held by him, (iii) the officer terminates his employment as a result of relocation of the officer, or requirement that the officer perform substantially all his duties, outside the metropolitan Atlanta, Georgia area, (iv) the Company commits any material breach of the agreement that remains uncured for thirty days following written notice thereof from the officer, (vi) a liquidation, dissolution, consolidation or merger of the Company (other than with an affiliated entity) occurs, (vii) within two years following a "change of control" with respect to the Company, the officer's employment agreement is terminated or not extended for any renewal term or (viii) a petition in bankruptcy is filed by or against the Company or the Company makes an assignment for the benefit of creditors or seeks appointment of a receiver or custodian for the Company.

         The severance benefits payable with respect to Mr. Rutland include a cash payment equal to three times each of (i) his annual base salary for the year such termination occurs, plus (ii) his bonus, which includes an amount equal to (A) the greatest of (1) the average of each of the previous two years' bonus payments under the Incentive Plan, (2) the average of each of the previous two years' "target bonus" amounts under the Incentive Plan or (3) the amount of the "target bonus" for him under the Incentive Plan for the year in which his employment with the Company is terminated, plus (B) an amount equal to the dollar value of the restricted stock award granted to him with respect to the most recent annual award of restricted stock made under the LTI Plan. If Mr. Rutland is terminated other than pursuant to a "change of control" and there are more than three years remaining on the term of his employment agreement, he will be entitled to receive an amount equal to the number of years or partial years remaining on his employment agreement times each of the above items.

         The severance benefits payable with respect to Mr. De Wulf include a cash payment equal to two times each of (i) Mr. De Wulf's annual base salary for the year such termination occurs, plus (ii) (A) the average of the cash bonus payments paid to Mr. De Wulf for each of the previous two fiscal years and (B) the average of the aggregate dollar value (as determined on the date of termination) of any equity-based consideration received by Mr. De Wulf for each of the previous two fiscal years.

         The severance benefits payable to Mr. Collier include a cash payment equal to two times each of (i) Mr. Collier's annual base salary for the year such termination occurs, plus (ii) the average of the greater of (A) the cash bonus payments paid to Mr. Collier for each of the previous two fiscal years or
(B) the target bonus amounts for Mr. Collier for each of the previous two fiscal years, including the average of any bonus paid to Mr. Collier under the Incentive Plan during such two fiscal years, plus (iii) the average of the aggregate dollar value (as determined on the date of termination) of any equity-based consideration received by Mr. Collier for each of the previous two fiscal years.

         A "change of control" under the employment agreements of Messrs. Rutland and Collier occurs (i) in the event of a merger, consolidation or reorganization of the Company following which the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate less than seventy percent (70%) of the outstanding shares of common stock of the surviving corporation, (ii) upon the sale, transfer or other disposition of all or substantially all of the assets or more than thirty percent (30%) of the then outstanding shares of common stock of the Company, other than as a result of a merger or other combination of the Company and an affiliate of the Company, (iii) upon the acquisition by any person of beneficial ownership (as defined in the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities or (iv) if the members of the Board of Directors who served as such on the date of the applicable employment agreement (or any successors approved by two-thirds (2/3) of such Board members) cease to constitute at least two-thirds (2/3) of the membership of the Board.

         A "change of control" under Mr. De Wulf's employment agreement occurs
(i) in the event of a merger, consolidation or reorganization of the Company following which the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate less than fifty percent (50%) of the outstanding shares of common stock of the surviving corporation or (ii) upon the sale, transfer or other disposition of all or substantially all of the assets or more than fifty percent (50%) of the then outstanding shares of common stock of the Company, other than as a result of a merger or other combination of the Company and an affiliate of the Company.

         The employment agreement between the Company and Mr. Poole was terminated in April 2001. The Company has agreed to pay Mr. Poole $510,200 and continue his health care benefits for a twelve month period commencing in April 2001 in settlement of the termination of his employment agreement. Mr. West ceased serving as an executive officer in February 2001. Mr. West had entered into a two year employment agreement with the Company in January 2000, providing for severance benefits payable under the same circumstances and calculated in the same manner as the severance benefits under the employment agreement of Mr. Rutland, described above. Pursuant to the terms of such agreement, Mr. West has asserted that the Company is obligated to pay severance benefits to him in the amount of $3,136,110. The Company is disputing that it is obligated to pay this amount to Mr. West. Pending resolution of this dispute, the Company is presently continuing payment of Mr. West's base salary and benefits under the agreement.

         The maximum severance benefits that would have been due upon termination meeting the criteria for severance compensation under the employment agreements effective March 1, 2001 are: $4,071,400 to Mr. Rutland, $877,773 to Mr. De Wulf, and $1,179,644 to Mr. Collier. The Company is also required to provide to the officer group medical and hospitalization benefits and related benefits for a period of three years after a change of control as to Mr. Rutland and for a period of two years after a change of control for Messrs. DeWulf and Collier.

         During 2000, the Compensation Committee approved amendments to the employment agreements of each of the named executive officers to include the value of equity based compensation in the calculation of amounts due to the executive officers upon termination of employment.

LONG-TERM INCENTIVE PLAN

         The Company's LTI Plan allows for the issuance of an aggregate of 1,500,000 shares of Common Stock. The LTI Plan authorizes the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares to eligible employees and directors, including each of the executive officers named herein, as determined by the LTI Plan. The LTI Plan was adopted and approved by the Board of Directors and shareholders in July 1993 and was amended in 2000 and amended and restated in 2001.

         The Compensation Committee selects those employees to whom awards are granted under the LTI Plan and determines the number of stock options, performance units, performance shares, shares of restricted stock, and stock appreciation rights granted pursuant to each award and prescribes the terms and conditions of each such award.

Nonqualified Stock Options

         In 1994, the Board of Directors adopted the Allied Holdings, Inc. Non-Qualified Stock Option Plan (the "NQSO Plan") pursuant to authority granted by the LTI Plan and set aside 300,000 shares of Common Stock for issuance under the NQSO Plan. During 2000 the Company granted non-qualified stock options to purchase 32,347 shares at a price per share of $6.125, all of which have been cancelled. Options which have previously been granted become exercisable after one year in 33% increments per year and expire ten years from the date of the grant. Non-Qualified options to acquire 116,141 shares of Common Stock pursuant to the Plan were exercisable at December 31, 2000.

Restricted Stock Awards

         Effective December 19, 1996 the Board of Directors of the Company adopted the Allied Holdings, Inc. Restricted Stock Plan ("Restricted Stock Plan") pursuant to authority granted by the LTI Plan. The awards granted under the Restricted Stock Plan vest over five years, 20% per year commencing on the first anniversary of the date of grant. On January 3, 2000 the Company awarded an aggregate of 160,682 shares, with an aggregate value of $1,144,859 as of the date of grant.

Incentive Stock Options

         During 2000, the Company granted incentive stock options to purchase 42,653 shares, 32,653 at a price per share of $6.125 which were subsequently cancelled and 10,000 at a price per share of $8.625 which remain outstanding. Options which are granted pursuant to the incentive stock option provisions of the LTI Plan are intended to qualify as incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Options to acquire 39,159 shares of Common Stock pursuant to the LTI Plan were exercisable at December 31, 2000.

STOCK APPRECIATION RIGHTS PLAN

         The Board of Directors of the Company adopted the SAR Plan pursuant to the terms of the LTI Plan effective January 1, 1997. The purpose of the SAR Plan is to provide incentive compensation to certain management employees of the Company. Such incentive compensation shall be based upon the award of stock appreciation rights units, the value of which are related to the appreciation in fair market value of the Common Stock. All payments under the SAR Plan are made in cash. The Compensation Committee determines the applicable terms for each award under the SAR Plan. The Company did not grant SAR's in 2000. All awards under the SAR Plan were made in connection with the Incentive Plan. The SAR awards vest over 3 years and must be exercised during the fourth year. The exercise price increases 6% per year.

RETIREMENT PLANS

         The Company maintains a tax qualified defined benefit pension plan (the "Retirement Plan"). The table set forth below illustrates the total combined estimated annual benefits payable under the Retirement Plan to eligible salaried employees for years of service assuming normal retirement at age 65.

Allied Defined Benefit Pension Plan


                                                             Years of Service
                        -------------------------------------------------------------------------------------------
 Remuneration             10               15               20               25               30               35
 ------------             --               --               --               --               --               --

  100,000               20,000           30,000           40,000           50,000           50,000           50,000

  125,000               25,000           37,500           50,000           62,500           62,500           62,500

  150,000               30,000           45,000           60,000           75,000           75,000           75,000

  175,000               34,000           51,000           68,000           85,000           85,000           85,000

  200,000               34,000           51,000           68,000           85,000           85,000           85,000

  225,000               34,000           51,000           68,000           85,000           85,000           85,000

  250,000               34,000           51,000           68,000           85,000           85,000           85,000

  275,000               34,000           51,000           68,000           85,000           85,000           85,000

  300,000               34,000           51,000           68,000           85,000           85,000           85,000

         The Retirement Plan uses average compensation, as defined by the Retirement Plan, paid to an employee by the plan sponsor during a plan year for computing benefits. Compensation includes bonuses and any amount contributed by a plan sponsor on behalf of an employee pursuant to a salary reduction agreement which is not includable in the gross income of the employee under Code Sections 125, 402(a)(8), or 402(h). However, compensation in excess of Code Section 401(a)(17) limit shall not be included. The limit under the Plan for 2000 is $170,000.

         The compensation covered by the Retirement Plan for Messrs. Robert Rutland, De Wulf, Poole, Collier and West is $170,000.

         The estimated years of credited service for each of the named executive officers as of December 31, 2000 is as follows:


                                                                  Years of Credited Service
                   Name                                            as of December 31, 2000
                   ----                                           -------------------------

          Robert J. Rutland                                                 36.7
          Joseph W.  Collier                                                21.0
          Bernard O. De Wulf                                                17.0
          A. Mitchell Poole, Jr.                                            12.7
          Randall E. West                                                    3.3

         The benefits shown in the Pension Plan Table are payable in the form of a straight line annuity commencing at age 65. There is no reduction for social security benefits or other offset amounts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         David G. Bannister, William P. Benton and Robert W. Woodson served as members of the Compensation Committee during the year ended December 31, 2000. None of the members of the

Compensation Committee has served as an officer of the Company, and none of the executive officers of the Company has served on the board of directors or the compensation committee of any entity that had officers who served on the Company's board of directors.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (stock price appreciation plus dividend) on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market (U. S. Companies) and of the Nasdaq Trucking and Transportation Companies for the period beginning December 31, 1995 through and including December 31, 2000. While the Company began trading on the New York Stock Exchange in March 1998, it believes that the NASDAQ Stock Market (U.S.) Index and the NASDAQ Trucking & Transportation Index are the appropriate indices for purposes of its Performance Graph.

                            Cumulative Total Return

                                            12/95         12/96         12/97         12/98         12/99         12/00
                                            -----         -----         -----         -----         -----         -----
ALLIED HOLDINGS, INC.                        100.00        92.75         221.74        166.67        71.01         31.88

NASDAQ STOCK MARKET (U.S.)                   100.00       123.04         190.69        212.51       394.92        237.62

NASDAQ TRUCKING & TRANSPORTATION             100.00       110.39         141.34        127.07       122.84        111.72

                 2. APPROVAL OF AN AMENDMENT TO INCREASE SHARES
                  SUBJECT TO THE EMPLOYEE STOCK PURCHASE PLAN


         The shareholders are being asked to vote on a proposal to approve an amendment to increase the number of authorized shares of Common Stock purchasable under the Employee Stock Purchase Plan (the "ESPP") by an additional 350,000 shares, bringing the total number of shares of Common Stock subject to the ESPP to 700,000. The Board of Directors believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

         The Board of Directors adopted on December 16, 1998, and the shareholders approved on May 12, 1999, the ESPP covering 350,000 shares of Common Stock (subject to adjustment to reflect certain corporate changes). The purpose of the ESPP is to give employees of the Company and its subsidiaries the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions and thereby obtain or increase a proprietary interest in the Company. As of March 1, 2001, 252,827 shares of Common Stock have been acquired by employees under the ESPP. On February 21, 2001, the Board of Directors approved an amendment to the ESPP to increase the number of shares which may be sold under the ESPP to 700,000 shares.

DESCRIPTION OF THE ESPP

         The following is a summary of the principal features of the ESPP, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all the provisions of the ESPP. Any shareholder who wishes to obtain a copy of the ESPP may do so by written request to the Secretary, Allied Holdings, Inc., 160 Clairemont Avenue, Suite 200, Decatur, Georgia 30030.

         The ESPP allows eligible employees of the Company to subscribe for and purchase shares of the Company's Common Stock at a discount from the market price through payroll deductions. The ESPP is not a qualified plan under
Section 401(a) of the Code and is not subject to any of the provisions of ERISA. The ESPP is designed to be an employee stock purchase plan under Section 423 of the Code, providing the benefits afforded under Code Section 421.

         Except as otherwise required by certain tax laws, all employees of the Company and its subsidiaries are eligible to participate in the ESPP after attaining the age of twenty-one (21), provided that such employee's customary employment with the Company or any subsidiary is at least 20 hours per week and more than 5 months per calendar year. As of March 1, 2001, the number of employees eligible to participate in the ESPP was approximately 8,700. Employees who own, or immediately after an offering under the ESPP would be deemed to own (under Section 424(d) of the Code) shares possessing 5% or more of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company) are ineligible to participate in the ESPP. For purposes of this calculation, shares of Common Stock which an employee may purchase pursuant to outstanding stock options under the ESPP shall be treated as stock owned by the employee. Furthermore, no option to purchase shares may be granted to any employee if, within the calendar year in which such option first becomes exercisable, such option (together with any other options that first become exercisable by the employee under the ESPP or any other qualified employee stock purchase plan maintained by the Company) would provide the employee with the right in such year to purchase shares having a fair market value in excess of $25,000.

         The number of shares for which an employee may subscribe is limited to those which can be purchased through payroll deductions expressed in whole percentages of not less than 1% nor more than 10% of the employee's rate of compensation for each pay period in effect on the date of the payroll deductions. Purchases under the ESPP are limited to the lesser of (i) $10,000 of fair market value of the Common Stock or (ii) 600 shares of the Common Stock for each calendar year. The purchase price per share may be no less than (and is generally set at) 85% of the lesser of the fair market value for a share of Common Stock (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) as of
(i) the Offering Commencement Date or (ii) the Offering Termination Date, as each term is defined below.

         As of the first business day of each applicable calendar quarter (the "Offering Commencement Date") during the term of the ESPP, all eligible employees electing to participate in the ESPP will be granted an option to purchase shares of Common Stock at the applicable purchase price described in the preceding paragraph. An employee elects to participate in the ESPP by filing an authorization form no later than 10 business days before the Offering Commencement Date. Payroll deductions are credited to the participant's account and applied to the purchase of shares at the end of the applicable calendar quarter. No interest is paid on any payroll deductions credited to a participant's account. The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments. An employee may withdraw from participation in the ESPP and terminate his or her subscription (in whole but not in part) at any time on or before the 10th business day prior to the "Offering Termination Date," which is the last business day of an applicable calendar quarter. In such event, the payroll deductions remaining in the participant's account which have not already been applied for the purchase of shares will be returned to such participant or, in the case of death, to the participant's beneficiary, without interest.

         Except as otherwise provided in the ESPP or determined by the Compensation Committee of the Board of Directors, an option to purchase shares under the ESPP will be deemed to have been exercised automatically on the Offering Termination Date applicable to such calendar quarter. Such exercise will be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional shares that the accumulated payroll deductions credited to the participant's account as of the Offering Termination Date will purchase at the applicable purchase price. Shares subject to purchase by participants shall, in the discretion of the Compensation Committee, be purchased out of funds in the participant's account from treasury shares, authorized but unissued shares, reacquired shares, and/or shares purchased on the open market. Shares purchased pursuant to the ESPP may not generally be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent or distribution) for one year following the date of purchase.

         In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change with respect to the Company, the Compensation Committee (i) shall determine the kind of shares that may be purchased under the ESPP after such event, and (ii) may, in its discretion, adjust the aggregate number of shares available for purchase under the ESPP or subject to outstanding options and the respective purchase prices applicable to outstanding elections.

         Except as otherwise delegated by the Compensation Committee, the ESPP shall be administered by the Compensation Committee of the Board of Directors, which has the full authority to administer and interpret the ESPP.

         The number and purchase price of shares to be purchased pursuant to outstanding options under the ESPP will depend on fluctuating market prices, and, accordingly, future benefits under the ESPP are not determinable at this time. The following table contains information concerning shares purchased under the ESPP during the past fiscal year by certain individuals:


                                                        Number of           Purchase Price Per        Fair Market Value Per
      Name and Position                                  Shares                 Share(1)                    Share(2)
      -----------------                                 ---------           ------------------        ---------------------

      Robert J. Rutland, Chairman                          N/A(3)                  --                         --

      Bernard O. De Wulf, Vice Chairman and
      Executive Vice President                             N/A(3)                  --                         --

      A. Mitchell Poole, Jr., Vice Chairman and
      Chief Executive Officer(5)                            --                     --                         --

      Randall E. West, President and Chief
      Operating Officer(6)                                 600                 $ 4.97                     $ 5.85

      Joseph W. Collier, Executive Vice
      President - Planning and Development                  --                     --                         --

      All current executive officers (as a group)        1,800                 $ 5.01                     $ 5.89

      All current non-executive officer
      directors (as a group)                               N/A(4)                 N/A(4)                     N/A(4)

      All current non-executive officer
      employees (as a group)                           143,735                 $ 4.41                     $ 5.19


(1)      Weighted average of the purchase price per share.

(2)      Weighted average of the fair market value on the date of purchase.

(3) These individuals are ineligible to participate in the ESPP as a result of owning more than 5% of the outstanding Common Stock of the Company.

(4)      Non-employee directors are not eligible to participate in the ESPP.

(5)      Mr. Poole is no longer an executive officer.

(6)      Mr. West is no longer an executive officer.

         The closing price of the Common Stock as reported in the record of Composite Transactions for the New York Stock Exchange was $2.75 per share on March 1, 2001. As of such date, the aggregate market value of the 700,000 shares of Common Stock which would be subject to the ESPP if amended as proposed herein would be $1,925,000.

FEDERAL INCOME TAX CONSEQUENCES

         The general income tax rules applicable to the ESPP as set forth below are intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. Furthermore, the discussion below is only applicable to employees for U.S. federal income tax purposes.

         No taxable income will be recognized by the employee, either at the time an option is granted pursuant to the ESPP or at the time an employee purchases shares pursuant to the ESPP. If an employee disposes (a disposition includes, among other things, sales and gifts) of shares TWO YEARS OR MORE after the Offering Commencement Date, then at that time the employee will recognize as compensation income the lesser of:

         A. the excess of the fair market value of shares on the date of disposition over the amount paid for such shares; or

         B. 15% of the fair market value of the shares on the Offering Commencement Date.

         In addition, the employee may recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the basis in the stock (i.e., purchase price plus the amount, if any, taxed to the employee as ordinary compensation income). If an employee disposes of the shares WITHIN TWO YEARS of the Offering Commencement Date, at that time the employee will recognize compensation income equal to the fair market value of the shares on the Offering Termination Date less the amount paid for the shares. In addition, the employee will recognize a capital gain or loss equal to the difference between the amount realized upon the sale of the stock and the employee's basis in the stock (i.e., in this case, the purchase price plus the amount taxed to the employee as compensation income). If the holding periods set forth above are satisfied, the Company will not receive any deduction for federal income tax purposes with respect to the options or the shares issued pursuant thereto. If the holding periods are not satisfied, the Company may be entitled to a deduction in an amount equal to amount which is considered compensation income.

CANADIAN INCOME TAX CONSEQUENCES

         The general rules applicable to the ESPP set forth below are applicable to employees resident in Canada for Canadian federal income tax purposes.

         No taxable income will be recognized by the employee at the time options are granted pursuant to the ESPP. If the employee purchases shares pursuant to the ESPP, then at that time the employee will recognize as income from employment an amount equal to the excess of the fair market value of the shares at the time such shares are purchased by the employee over the price which the employee paid for them.

         If the employee disposes of the shares (including any gifts of shares), at that time the employee will ordinarily recognize a capital gain or loss in an amount equal to the difference between the amount realized on the sale of the shares and the employee's basis in the shares (i.e., the fair market value of the shares at the time the employee acquired them). The tax basis of the shares must be adjusted each time a new acquisition is made to recognize that that the tax basis is calculated as an average over the total number of shares purchased. The Company will not receive any deduction for Canadian income tax purposes with respect to the options or the shares issued pursuant thereto. All dividends received on shares acquired under the ESPP, even if reinvested in additional shares, will be required to be included in the employee's income for the year in which such dividends are paid. Dividends on the shares will not qualify for the dividend tax credit since the Company is not resident in Canada.

         The Company will include in the T-4 Supplementary Form prepared for each Canadian employee the appropriate amount of employment income arising on the purchase of shares through the ESPP. If the employee disposes of any shares, it becomes the employee's responsibility to calculate any gains or losses incurred and to compute his or her income for Canadian tax purposes accordingly.

COMPENSATION COMMITTEE'S RESERVATION OF RIGHTS

         The ESPP may be amended by the Compensation Committee in any way which does not (i) effect an increase in the number of shares which may be purchased under the ESPP (if such an increase would require shareholder approval under Code Section 423), or (ii) effect a change in the designation of corporations whose employees would be entitled to participate in the ESPP (if such a change would require shareholder approval under Code Section 423).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE ESPP.

                 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 2001, subject to ratification of this appointment by the shareholders of the Company. Arthur Andersen LLP has served as independent public accountants of the Company since 1980 and is considered by management of the Company to be well qualified. The Company has been advised by the firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

         Although not formally required, the appointment of the independent public accountants of the Company has been directed by the Board of Directors to be submitted to the shareholders for ratification as a matter of sound corporate practice. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the appointment of the independent public accountants will be reconsidered by the Board of Directors. If the shareholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent public accountants at any time during the 2001 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

AUDIT FEES

         The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Form 10-Q for such fiscal year were $258,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were $235,000 billed by Arthur Andersen LLP for professional services rendered for financial information systems design and implementation for fiscal year 2000. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

ALL OTHER FEES

         The aggregate fees billed by Arthur Andersen LLP for professional services rendered other than as stated under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above were $1,082,000. The Audit Committee considers the provision of these services, primarily income tax compliance and consulting and internal audit services, to be compatible with maintaining the independence of Arthur Andersen LLP.

         Arthur Andersen LLP has audited the accounts of Allied Holdings and its subsidiaries since 1980 and, subject to shareholder approval, will continue in that capacity during 2001. A representative of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

                             SHAREHOLDER PROPOSALS

         The 2002 Annual Meeting of Shareholders is anticipated to be held in May 2002. Under the Company's Bylaws, any nominations for the Board of Directors and any proposal that a shareholder intends to present at the 2002 Annual Meeting (including any nominations for the Board of Directors) must be received at 160 Clairemont Avenue, Suite 200, Decatur, Georgia 30030 addressed to the attention of Robert J. Rutland, Chairman and Chief Executive Officer, not later than 60 days prior to the scheduled date of the 2002 Annual Meeting; provided, that if notice or prior public disclosure of the scheduled date of the 2002 Annual Meeting is given less than 60 days prior to the scheduled date, any nominations for the Board of Directors must be received not later than the tenth day after the date of the earlier of either notice of the meeting date or prior public disclosure of the meeting date. Nominations for the Board of Directors must also include information regarding the nominee and the person nominating as required by the Company's by-laws.

         Under the Securities and Exchange Commission's Rule 14a-8, in order for any shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting, it must be received at the Company's principal executive offices on or prior to January 15, 2002. However, if the 2002 Annual Meeting is held on a date more than 30 days before or after May 15, 2002, any shareholder who wishes to have a proposal included in the Company's proxy statement for such meeting must submit the proposal to the Company within a reasonable period of time before the Company begins to print and mail its proxy materials.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and The New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2000 fiscal year all filing requirements applicable to its officers, directors and 10% shareholders were complied with.

                                 OTHER MATTERS

         Action will be taken on whatever other matters may properly come before the meeting. Management of the Company is not aware of any other business matters to be considered at the annual meeting except the Report of Management and presentation of financial statements. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote all proxies with respect to such matters in accordance with the recommendations of management of the Company.

         No director has informed the Company that he intends to oppose any recommended action as specified in this Proxy Statement. With the exception of election to office, no director or officer has a substantial interest in any matter to be acted upon.

         Management of the Company urges you to promptly complete the proxy whether or not you expect to be present at the meeting. You may complete the proxy by (i) signing and returning the enclosed proxy in the envelope provided,
(ii) voting by telephone using the telephone number on the proxy, or (iii) voting by internet using the website on the proxy. IF YOU DO ATTEND, YOU MAY THEN WITHDRAW YOUR PROXY.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO DANIEL H. POPKY, 160 CLAIREMONT AVENUE, SUITE 200, DECATUR, GEORGIA 30030, A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED FREE OF CHARGE. EXHIBITS TO FORM 10-K WILL BE PROVIDED UPON REQUEST AND PAYMENT OF REASONABLE COST, IF ANY, OF REPRODUCTION AND DELIVERY.

                                                                   Appendix "A"


                             ALLIED HOLDINGS, INC.

                            AUDIT COMMITTEE CHARTER


MISSION

The primary functions of the Audit Committee are to recommend the appointment of the independent accountants and review with them their report on the financial reports of the corporation; to review the adequacy of the system of internal controls and compliance with material policies and laws, including the company's code of conduct; and to provide a direct channel of communication to the board for the independent accountants and internal auditors and, when needed, finance officers and general counsel.

MEMBERSHIP AND STRUCTURE

         - The Audit Committee shall consist of not less than three independent directors, free from any relationship that would interfere with the exercise of his/her independent judgement. Disclosure will be made in the proxy statement that the Audit Committee members are independent.

         - Each of the members of the Audit Committee should be financially literate and at least one member must have accounting expertise.

         -        The Audit Committee shall meet at least two times each year.
         In addition, the Audit Committee, or at least its Chairperson shall communicate with management and the independent auditors quarterly to review the company's financial statements and significant findings based on the auditor's limited review procedures, before the company files quarterly reports with the Securities and Exchange Commission (the "Commission").


DUTIES AND RESPONSIBILITIES

         - Recommend the external auditing firm for appointment by the board. The Board of Directors and Audit Committee have the authority and responsibility to select, evaluate and replace the independent auditor. The outside auditor is ultimately accountable to the Board of Directors and the Audit Committee of the company.

         - Review the independence of the external auditing firm including the scope of other professional services performed, or to be performed, by the external auditing firm, and consider the possible effect that these services could have on the independence of such accountant. The Audit Committee is responsible for ensuring that the outside auditor periodically submits to the Audit Committee a formal written statement delineating all relationships between the auditor and the corporation, for actively engaging in dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and for recommending that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

         - Discuss with the external auditor the results of its audits, including the auditor's judgment about the quality, and not just the acceptability under Generally Accepted Accounting Principles, of the company's accounting principles as applied in its financial reporting.

         - Review with management and the external auditor all significant issues concerning litigation, contingencies, claims, or assessments and all material accounting issues that require disclosure in the financial statements. This review includes a discussion of recent FASB or other regulatory agency pronouncements that have a material impact on the organization.

         - Review management's evaluation of the adequacy of the company's internal control structure and the extent to which major recommendations made by the external auditors and the internal auditors have been implemented.

         - Review the services provided by the internal auditing functions, including:

         - The planned scope for the internal audit program, its objectives, and the staff required to attain these objectives.

         - The report which details the activities of the internal auditing department of the preceding period.

         - The working relationship between the internal auditing department and external auditors.

         -  Annual approval of the Internal Audit Charter.

         -        Monitor compliance with the company's Code of Conduct.

         - Direct and supervise an investigation into any matter as deemed necessary to discharge its duties and responsibilities.

         - Provide a report of Audit Committee activities to the board at regular intervals.

         - Review the Audit Committee charter annually and recommend modifications to the board as needed. This charter will be approved by the Board of Directors. Disclosure will be made in the company's proxy statement for its annual meeting of shareholders that the Audit Committee has adopted the charter. Every three years the charter will be disclosed in the proxy statement.

         - The Audit Committee will draft a letter annually to be included in the company's proxy statement stating whether the Audit Committee has:

         1) Reviewed and discussed the audited financial statements with management.

         2) Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

         3) Received from the auditors and reviewed a formal written statement regarding the auditor's independence required by Independence Standards No. 1, and discussed with the auditors their independence.

         4) Recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on form 10-K for the last fiscal year for filing with the Commission.

                                     PROXY

                             ALLIED HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the notice of the annual meeting of the shareholders of Allied Holdings, Inc. (the "Company") to be held on May 15, 2001 at 10:00 a.m., local time, at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030 ("Annual Meeting"), and the Proxy Statement attached thereto, and does hereby appoint Robert J. Rutland and Guy W. Rutland, III, and each or either of them (with full power to act alone), the true and lawful attorney(s) of the undersigned with power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all of the shares of no par value common stock of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment or adjournments thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL NUMBER 1, FOR PROPOSAL NUMBER 2, FOR PROPOSAL NUMBER 3, AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER. THIS PROXY MAY BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON, OR BY SUBMITTING A SUBSEQUENT PROXY WITH THE SECRETARY OF THE COMPANY PRIOR TO OR AT THE TIME OF THE MEETING.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
    SIDE                                                                 SIDE

[X]  Please mark
     vote as in
     this example.

1.       Election of Directors.

         FOR THREE-YEAR TERMS EXPIRING ANNUAL MEETING 2004:

         NOMINEES:  (01) Joseph W. Collier,  (2) Guy W. Rutland, IV,
                    (03) Berner F. Wilson, Jr.

             FOR ALL                         WITHHELD
            NOMINEES,                          FROM
            except as                           ALL
         indicated below  [ ]            [ ] NOMINEES

                                                          MARK HERE  [ ]
                                                         FOR ADDRESS
                                                          CHANGE AND
[ ] ---------------------------------------------------   NOTE BELOW
Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the space provided above.

                                             FOR      AGAINST     ABSTAIN
2.       Proposal to amend the Company's
         Employee Stock Purchase Plan to
         increase the number of shares
         subject to the Plan by 350,000.     [ ]        [ ]         [ ]

3.       Proposal to ratify the appointment
         of Arthur Andersen LLP as
         independent public accountants of
         the Company to serve for the 2001
         fiscal year.                        [ ]        [ ]         [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

I HEREBY REVOKE ALL PROXIES BY ME THERETOFORE GIVEN FOR ANY MEETING OF THE SHAREHOLDERS OF THE COMPANY.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Please sign your proxy exactly as your name appears at left. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in a partnership name by authorized person. WHEN SHARES ARE HELD BY JOINT TENANTS, OR IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.


Signature:____________________________________ Date:________________

Signature:____________________________________ Date:________________